EXHIBIT 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Digital Lightwave, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James Green, as Chief Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:   /s/ JAMES GREEN

James Green

Chief Executive Officer

(Principal Executive Officer and

Principal Financial Officer)*

Date:  May 20, 2003

____________________

* The Company’s Chief Financial Officer resigned recently.  Mr. Green is performing the functions of the principal financial officer until the Company appoints a successor Chief Financial Officer.

A signed original of this written statement required by Section 906 has been provided to Digital Lightwave, Inc. and will be retained by Digital Lightwave, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.